COMMON STOCK

COMMON STOCK

NUMBER

7876

SHARES

DCB

FINANCIAL CORP

CUSIP 233075 10 O

SEE REVERSE FOR RESTRICTION ON TRANSFER.

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

PROOF

is the registered holder of

SHARES OF COMMON STOCK OF

DCB FINANCIAL CORP.

CERTIFICATE OF STOCK

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

DATED:

DCB FINANCIAL CORP
CORPORATE
SEAL
1996
OHIO

SECRETARY OR TREASURER

PRESIDENT OR VICE PRESIDENT

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
1717 ARCH ST., STE. 1300, PHILADELPHIA, PA 19103
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

MIDWEST

MIDWEST BANK NOTE COMPANY, PLYMOUTH, MICHIGAN